UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2011

Potomac Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

West Virginia
(State of Other Jurisdiction of Incorporation)

0-24958
(Commission File Number)

55-0732247
(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906
(Address of Principal Executive Offices) (Zip Code)

304-725-8431
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of security holders for Potomac Bancshares, Inc. was held on May 17, 2011 and the following matters were submitted to the security holders for a vote:

1.	To elect a class of directors for a term of three years and to elect one director for the remaining one year of a term.

2.	To ratify the selection by the board of directors of Yount, Hyde & Barbour, P.C., as independent registered public accountants for the year 2011.

Results of the voting in regard to the above listed matters were as follows:

1.	Directors elected for a three year term:
			Votes	Votes
		Votes For	Against	Withheld	Total
	Robert F. Baronner, Jr.	1,894,987	None	31,859	1,926,846
	Guy Gareth Chicchirichi	1,871,443	None	55,403	1,926,846
	Margaret Cogswell	1,876,171	None	50,675	1,926,846
	Mary Clare Eros	1,799,797	None	127,049	1,926,846

	Director elected for remaining one year of a term:

	Stanley L. Merson	1,874,338	None	52,508	1,926,846

	There were 651,630 broker non-votes in the election of directors.

			Votes
		Votes For	Against	Abstentions	Total
2.	Ratification of accountants	2,576,034	1,442	1,000	2,578,476

	There were no broker non-votes in the ratification of accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Gayle Marshall Johnson
Gayle Marshall Johnson, Sr. VP and CFO
May 20, 2011